Exhibit 99.1

Dogwood Therapeutics Announces Third Quarter 2026 Financial Results

- Completed the Halneuron® Phase 2b trial in Chemotherapy Induced Neuropathy, top-line results to be announced in November 2026 -

- Phase 2b Long-Term Extension Study fully recruited, 95 patients enrolled, assessing Halneuron® reduction in pain over three months of treatment with Halneuron® -

- Closed $5M Private Placement with Sealbond Limited, a subsidiary of CK Life Sciences Int’l., (Holdings) Inc., to Advance Phase 3 Preparatory Activities -

ALPHARETTA, Ga., November 5, 2026 -- Dogwood Therapeutics, Inc. (Nasdaq: DWTX) (“Dogwood” or the “Company”), a company that focuses on developing first-in-class, new non-opioid medicines to treat pain and neuropathy, today announced financial results for the third quarter ended September 30, 2026.

“Tens of millions of cancer patients worldwide previously treated with chemotherapy suffer from long-term, moderate-to-severe neuropathic pain (“CINP”),” said Greg Duncan, Chief Executive Officer of Dogwood Therapeutics. “Despite the massive unmet medical need associated with significant pain from ‘off-target’ chemotherapy-related nerve damage, there are no FDA approved medicines to treat CINP.  Halneuron® has demonstrated statistically and/or clinically significant and durable pain reduction in cancer and CINP clinical trials to date. With results from the recently completed Phase 2b CINP study to be reported in November, we believe that if successful, Halneuron® could represent the first new therapeutic agent for millions of CINP patients in the US and tens of millions of CINP patients across the globe.”

Key Highlights

•	The Company completed its Halneuron® Phase 2b Chemotherapy Induced Neuropathic Pain (“CINP”) study, enrolling 239 patients. Top-line results are expected to be announced in November 2026.
•	Dogwood has fully enrolled 95 patients in its Phase 2b long-term extension study to assess Halneuron®’s reduction in pain over three months of treatment. Patients who completed the ongoing Halneuron® 4-week CINP Phase 2b study were eligible to enroll in the 12-week open-label follow-on trial. The long-term extension study is expected to be completed in early 2027.
•	The Company closed a $5 million private placement with Sealbond Limited, its largest shareholder, and a subsidiary of CK Life Sciences Int’l., (Holdings) Inc. to advance Phase 3 preparatory activities for Halneuron® and for working capital and general corporate purposes.
•	Cash on hand of $4.9 million along with the private placement of $5 million provides operational runway through the first quarter of 2027.

Third Quarter 2026 Financial Results

Revenue and CVR expense for the third quarter of 2026 were $0.1 million and $0.1 million, respectively, compared to no revenue and no CVR expense in the third quarter of 2025. In the third quarter of 2026, the Company received and recognized $0.1 million in licensing revenue for its first payment under the PRIDCor License Agreement and recognized cost of goods sold of $0.1 million related to the corresponding payment to its CVR Holders under the CVR Agreement.

Research and development expenses for the third quarter of 2026 were $3.3 million, compared to $14.5 million for the third quarter of 2025. The $11.2 million decrease year over year primarily related to a decrease in acquired in-process research and development (“IPR&D”) expenses of $12.0 million related to the Serpin Licensing Agreement that took place in the third quarter of 2025 offset by an increase in the Halneuron® Phase 2b CINP study costs of $0.5 million, an increase in drug development and manufacturing costs of $0.2 million and an increase in salaries and related personnel costs of $0.1 million.

General and administrative expenses for the third quarter of 2026 were $1.6 million, compared to $1.3 million for the third quarter of 2025.  The $0.3 million increase year over year was primarily due to increases in salaries and related personnel costs of $0.4 million offset by a decrease in legal and accounting fees of $0.1 million.

Net loss attributable to common stockholders for the third quarter of 2026 was $4.9 million, or $0.14 basic and diluted net loss per share, compared to a net loss attributable to common stockholders of $15.7 million, or $8.20 basic and diluted net loss per share, for the third quarter of 2025.

About Dogwood Therapeutics

Dogwood Therapeutics (Nasdaq: DWTX) is a development-stage biopharmaceutical company focused on developing first-in-class, non-opioid medicines to treat pain and neuropathic disorders. Dogwood’s research pipeline includes two first-in-class development candidates, Halneuron® and SP16 IV.

Our lead product candidate, Halneuron®, is in Phase 2b development to treat pain conditions including the neuropathic pain associated with chemotherapy treatment. Halneuron® has been granted fast track designation from the FDA for the treatment of CINP. Halneuron® is a non-opioid, NaV 1.7 analgesic which is a highly specific voltage-gated sodium channel modulator, a mechanism known to be effective for reducing pain transmission. In clinical studies, Halneuron® treatment has demonstrated pain reduction in pain related to general cancer and in pain related to chronic CINP.

SP16 IV is a low-density lipoprotein receptor related protein-1 agonist (“LRP1”) with potential to treat neuropathy and prevent or repair nerve damage following chemotherapy. SP16 acts as an LRP1 agonist that in turn provides alpha-1-antitrypsin-like activity. Consistent with alpha-1-antitrypsin anti-inflammatory and immunomodulatory actions, SP16 preclinically demonstrated anti-inflammatory (analgesic) action via potential reductions in IL-6, IL-8, IL1B and TNF-alpha levels, as well as potential to repair damaged tissue via increases in pAKT and pERK that regulate fundamental processes like growth, proliferation and survival. The forthcoming SP16 IV Phase 1b CIPN trial is fully funded by the National Cancer Institute.

Dogwood Therapeutics’ largest shareholder is a member of CK Life Sciences Int’l., (Holdings) Inc., which is listed on the Hong Kong Stock Exchange (Stock code: 0775).

For more information, please visit www.dwtx.com.

Development and Commercialization Partnership Payments

To the extent that any payment to Dogwood resulting from the development and commercialization partnership constitutes either an “Upfront Payment” or a “Milestone Payment” under the terms and conditions applicable to the contingent value rights (“CVRs”) issued by Dogwood on October 17, 2024, Dogwood will cause any required amounts to be delivered to the rights agent for further payment to holders of the CVRs.

Forward-Looking Statements:

Statements in this press release contain “forward-looking statements,” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “suggest,” “target,” “aim,” “should,” "will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Dogwood’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict, including risks related to the completion, timing and results of current and future clinical studies relating to Dogwood’s product candidates. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the most recently filed Annual Report on Form 10-K, which has been filed with the Securities and Exchange Commission (the “SEC”). Forward-looking statements contained in this announcement are made as of this date, and Dogwood undertakes no duty to update such information except as required under applicable law.

Investor Relations:

Dan Ferry

Managing Director

LifeSci Advisors, LLC

daniel@lifesciadvisors.com

-Financial Tables Follow-

DOGWOOD THERAPEUTICS

Selected Financial Data

(unaudited)

Condensed Consolidated Statements of Operations Data	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Licensing revenue	$100,000	$—	$100,000	$—
CVR expense	88,104	—	88,104	—
Gross profit	11,896	—	11,896	—
Operating expenses:
Research and development	3,352,977	14,521,342	9,269,275	19,528,283
General and administrative	1,576,219	1,287,783	5,608,915	4,633,883
IPR&D impairment	—	—	9,190,897	—
Total operating expenses	4,929,196	15,809,125	24,069,087	24,162,166
Loss from operations	(4,917,300)	(15,809,125)	(24,057,191)	(24,162,166)
Other income (expense):
Sublease income	27,241	—	64,138	—
Loss on debt conversion with related party	—	—	—	(6,134,120)
Interest income, net	42,035	80,582	185,734	44,871
Exchange loss, net	(35,757)	(17,509)	(72,186)	(36,251)
Total other income (expense), net	33,519	63,073	177,686	(6,125,500)
Loss before income taxes	(4,883,781)	(15,746,052)	(23,879,505)	(30,287,666)
Deferred income tax benefit (expense)	839	1,436	2,480,340	(189,255)
Net Loss	(4,882,942)	(15,744,616)	(21,399,165)	(30,476,921)
Accrual of paid-in-kind dividends on Series A non-voting convertible preferred stock	—	—	—	(1,256,662)
Net loss attributable to common stockholders	$(4,882,942)	$(15,744,616)	$(21,399,165)	$(31,733,583)
Net loss per share of common stock — basic and diluted	$(0.14)	$(8.20)	$(0.63)	$(18.02)
Weighted average shares outstanding — basic and diluted	34,129,553	1,919,433	33,936,760	1,761,237

Condensed Consolidated Balance Sheet Data	September 30,	December 31,
	2026	2025

Cash and cash equivalents	$4,948,266	$6,524,744
Total assets	75,608,219	90,171,237
Total liabilities	11,475,000	15,274,370
Total stockholders’ equity	64,133,219	74,896,867

Source: Dogwood Therapeutics, Inc.